Exhibit 14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into the Proxy Statement and Prospectus (the Proxy/Prospectus) constituting part of this Registration Statement on Form N-14 (the Registration Statement) of Fidelity Advisor Series VIII: Fidelity Advisor Emerging Asia Fund, of our report dated December 16, 2006, on the financial statements and financial highlights included in the October 31, 2006 Annual Report to Shareholders of Fidelity Advisor Series VIII: Fidelity Advisor Emerging Asia Fund.

We further consent to the references to our Firm under the headings "Additional Information About the Funds" and "Experts" in the Proxy/Prospectus and to the references to our Firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information for Fidelity Advisor Series VIII: Fidelity Advisor Korea Fund and Fidelity Advisor Emerging Asia Fund, which are also incorporated by reference into the Proxy/Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
____________________________
Boston, Massachusetts
August 17, 2007